SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K/A CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	October 26, 2010 (October 15, 2010)

Commission file number: 0-13888

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901
 (Address of principal executive offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ ]	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Chemung Financial Corporation ("CFC") on October 19, 2010 (the "Initial Report") reporting CFC's entry into a definitive Agreement and Plan of Merger dated October 14, 2010 (the "Merger Agreement") with Fort Orange Financial Corp ("FOFC"), parent company of Capital Bank & Trust Company. Under the terms of the Merger Agreement (which was filed in its entirety as Exhibit 2.1 in the Initial Report), CFC will acquire FOFC for approximately $29.3 million, and FOFC will merge with and into CFC, with CFC being the surviving corporation (the "Merger"). At the time of the filing of the Initial Report, the registrant did not indicate on the cover page that the 8-K filing was intended to satisfy the filing obligation under Rule 425 of the Securities Act; this Form 8-K/A corrects that omission. This Form 8-K/A also supplements the Initial Report by adding "Additional Information For Shareholders" under Item 1.01.

Item 1.01 Entry Into a Material Definitive Agreement (Supplemental Information Only).

Additional Information for Shareholders

In connection with the Merger, CFC will be filing a Registration Statement on Form S-4 with the Securities and Exchange Commission ("SEC") that will include a proxy statement/prospectus and other documents regarding the proposed transaction. CFC and FOFC shareholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about CFC and FOFC and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed their respective shareholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC's web site (http://www.sec.gov), or by directing a request to Chemung Financial Corporation, Attention: Corporate Secretary, One Chemung Plaza, P.O. Box 1522, Elmira, NY 14902 or to Fort Orange Financial Corp., Attention: Corporate Secretary, 1375 Washington Avenue, Albany, NY 12206. Copies of other documents filed by CFC with the SEC may also be obtained free of charge at the SEC's web site or from CFC's website at www.chemungcanal.com, under the link "Shareholder Information" and then under the link "SEC Filings". Free copies may also be obtained by directing a request to CFC or FOFC, as applicable, at the address provided above.

CFC and FOFC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CFC and FOFC in connection with the proposed Merger. Information about the directors and executive officers of CFC is set forth in its proxy statement for CFC's 2010 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 30, 2010. Information about the directors and executive officers of FOFC is set forth in its proxy statement dated April 9, 2010 regarding its 2010 annual meeting of stockholders.

Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

October 26, 2010	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer